Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(16,620)
Unrealized Gain (Loss) on Market Value of Futures	(271,700)
Interest Income	129
Total Income (Loss)	$(288,191)

Expenses
Investment Advisory Fee	$1,189
Brokerage Commissions	1,247
NYMEX License Fee	46
Non-interested Directors' Fees and Expenses	10
Other Expenses	1,925
Total Expenses	4,417
Expense Waiver	(1,628)
Net Expenses	$2,789
Net Gain (Loss)	$(290,980)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/09	$-
Additions (200,000 Units)	10,000,000
Net Gain (Loss)	(290,980)

Net Asset Value End of Period	$9,709,020
Net Asset Value Per Unit (200,000 Units)	$48.55

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502